UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2017

MGP Ingredients, Inc.
(Exact name of registrant as specified in its charter)

KANSAS	0-17196	45-4082531
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cray Business Plaza
100 Commercial Street
Box 130
Atchison, Kansas 66002
(Address of principal executive offices) (Zip Code)

(913) 367-1480
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
The Board of Directors of MGP Ingredients, Inc. (the "Company") adopted Amended and Restated Bylaws effective February 22, 2017. The sole purpose of the amendment and restatement was to change the voting threshold in uncontested director elections of Group A directors (which directors are elected by the holders of the common stock of the Company). Section 2.8 of the Amended and Restated Bylaws was revised to provide that Group A nominees to the Board of Directors shall be elected by the affirmative vote of the majority of votes cast at a meeting of stockholders, with a plurality standard retained for contested elections. The Board of Directors also amended its Corporate Governance Guidelines to provide that any nominee for director who does not receive the required votes for election shall tender his or her resignation from the Board of Directors. The amended Corporate Governance Guidelines are available on the Company's website.

The foregoing summary is subject to, and qualified in its entirety by, the full text of the Amended and Restated Bylaws, which are filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended and Restated Bylaws of MGP Ingredients, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGP INGREDIENTS, INC.

Date:	February 28, 2017	By:	/s/ Thomas K. Pigott
Thomas K. Pigott
Vice President, Finance and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
3.1	Amended and Restated Bylaws of MGP Ingredients, Inc.